Swidler Berlin Shereff Friedman, LLP
                              3000 K Street, NW
                         Washington, DC  20007-5116
                                 202-424-7500

                                July 21, 2000


T. Rowe Price International Funds, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

Gentlemen and Ladies:

     We hereby consent to the reference to our firm as legal counsel for T. Rowe Price International Bond Fund (the "Fund"), a separate series of T. Rowe Price International Funds, Inc. (the "Corporation"), an open-end investment company registered under the Investment Company Act of 1940, in the Fund's Registration Statement on Form N-14 in connection with the proposed reorganization with T. Rowe Price Global Bond Fund, a separate series of the Corporation, and to the filing of this consent with the Securities and Exchange Commission and any state securities commission.

                                               Very truly yours,

                             /s/Swidler Berlin Shereff Friedman, LLP

                                Swidler Berlin Shereff Friedman, LLP